EXHIBIT 99.3

PDS BIOTECHNOLOGY CORPORATION
Unaudited Pro Forma Condensed Combined Financial Information
December 31, 2018

PDS BIOTECHNOLOGY CORPORATION
Unaudited Pro Forma Condensed Combined Financial Information
December 31, 2018

PDS BIOTECHNOLOGY CORPORATION
Unaudited Pro Forma Condensed Combined Financial Information
December 31, 2018

Overview

The following unaudited pro forma condensed combined financial statements give effect to the merger between Edge Therapeutics, Inc. (“Edge”) and pre-merger privately held PDS Biotechnology Corporation (“Private PDS”) and were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). For accounting purposes, Private PDS was determined to be the acquirer of Edge in the merger based upon the terms of the merger and because Private PDS security holders owned approximately 70% of the combined company (the “Combined Company”) immediately following the closing of the merger. The transaction is being accounted for as a business combination. For the purpose of these unaudited pro forma condensed combined financial statements, management of Edge and Private PDS have determined a preliminary estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the transaction will be recorded at their estimated acquisition date fair values.

The unaudited pro forma condensed combined balance sheet as of December 31, 2018, assumes that the merger took place on December 31, 2018, and combines the historical balance sheets of Edge and Private PDS as of December 31, 2018.  The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, assumes that the merger took place as of January 1, 2018, the first day of our fiscal year, and combines the historical results of Edge and Private PDS for the year ended December 31, 2018. Private PDS’s historical combined balance sheet and combined statement of operations information was derived from its audited financial statements as of and for the year ended December 31, 2018, included as Exhibit 99.2 to Amendment No.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 30, 2019, and incorporated by reference in this Amendment No.2 to the Current Report on Form 8-K. Edge’s historical combined balance sheet and  combined statement of operations information was derived from information used to prepare its audited consolidated financial statements as of and for the year ended December 31, 2018, included in its Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 21, 2019.  The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of the SEC’s Regulation S-X and have been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma adjustments have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, and are based on preliminary estimates of the fair value of net assets acquired as of December 31, 2018. Differences between these preliminary estimates and the final asset acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Combined Company’s future results of operations and financial position. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of the difference in the estimated preliminary purchase price due to stock price changes, the amount of cash used by Edge’s operations and other changes in Edge’s assets and liabilities that occurred between December 31, 2018, and the completion of the merger on March 15, 2019.

PDS BIOTECHNOLOGY CORPORATION
Unaudited Pro Forma Condensed Combined Financial Information
December 31, 2018

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Edge and Private PDS been a combined company during the specified period. The unaudited pro forma condensed combined financial statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, or other restructuring that may result from the merger.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2018
(in thousands)

	PDS As Reported	Edge As Reported	Pro Forma Adjustments	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$103.7	$34,645.5	$(1,625.9)	g	$33,123.3
Prepaid expenses and other receivables	156.6	1,005.6	-		1,162.2
Total current assets	260.3	35,651.1	(1,626.9)		34,285.5

Equipment, net	29.5	427.0	-		456.5
Intangible assets, net	41.7	-	1,223.0	a	1,264.7
Other assets	12.8	142.9	-		155.7
	84.0	569.9	1,223.0		1,876.9

Total assets	$344.3	$36,221.0	$(402.9)		$36,162.4

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$1,413.0	$399.4	$-		$1,812.4
Accrued expenses	601.9	419.1	3,937.3	b	4,958.3
	-	-	2,057.3	c	2,057.3
Restructuring reserve	-	5,563.2	(5,563.2)	b	-
Payroll taxes	-	-	-		-
Total current liabilities	2,014.9	6,381.7	431.4		8,828.0

Convertible Promissory Note Payable	30.0	-	(30.0)	h	-
	30.0	-	(30.0)		-

Total liabilities	2,044.9	6,381.7	401.4		8,828.0

Stockholders' equity (deficit):
Preferred stock	-	-	-		-
Common stock	0.1	10.6	(10.3)	d	1.1
	-	-	0.7	d

Additional paid-in capital	19,312.5	222,645.0	(222,646.1)	d	29,600.5
	-	-	10,259.1	e
	-	-	30.0	h

Accumulated deficit	(21,013.2)	(192,816.3)	192,816.4	d	(2,267.2)
			18,745.9	f

Total stockholders' equity (deficit)	(1,700.6)	29,839.3	(804.3)		27,334.4

Total liabilities and stockholders' equity	$344.3	$36,221.0	$(402.9)		$36,162.4

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2018
(in thousands, except share and per share data)

	PDS As Reported	Edge As Reported	Pro Forma Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development	$816.5	$16,068.8	$-		$16,885.3
General and administrative	2,089.6	14,291.0	4,286.1	i	20,666.7
Restructuring Expenses	-	9,914.2	(9,914.2)	i	-
Impairment charges	-	2,822.6	-		2,822.6
Total operating expenses	2,906.1	43,096.6	(5,628.1)		40,374.6
Loss from operations	(2,906.1)	(43,096.6)	5,628.1		(40,374.6)

Other income (expense):
Interest expense, net	(3.6)	(553.4)	-		(557.0)
Other	(0.9)	-	-		(0.9)
Benefit for income taxes	-	2,871.9	-		2,871.9
	(4.5)	2,318.5	-		2,314.0

Net loss	$(2,910.6)	$(40,778.1)	$5,628.1		$(38,060.6)

Net (loss) per common share:
Basic and diluted		$(26.10)			$(7.19)

Weighted average number of shares outstanding basic and diluted	N/A	1,562,109	3,733,365	j	5,295,474

See notes to unaudited pro forma condensed combined financial statements.

PDS BIOTECHNOLOGY CORPORATION
Unaudited Pro Forma Condensed Combined Financial Information
December 31, 2018

(1)	Description of the Transaction and Basis of Presentation

Description of Transaction

On March 15, 2019, PDS Biotechnology Corporation, a Delaware corporation (the “Company”), then operating as Edge Therapeutics, Inc. (“Edge”), completed its reverse merger with privately held PDS Biotechnology Corporation (“Private PDS”), pursuant to and in accordance with the terms of the Agreement and Plan of Merger, dated as of November 23, 2018, as amended on January 24, 2019, by and among the Company, Echos Merger Sub, a wholly-owned subsidiary of the Company (“Merger Sub”), and Private PDS, whereby Private PDS merger with and into Merger Sub, with Private PDS surviving as the Company’s wholly-owned subsidiary (the “Merger”). In connection with and immediately following completion of the Merger, the Company effected a 1-for-20 reverse stock split (the “Reverse Stock Split”) and changed its corporate name from Edge Therapeutics, Inc. to PDS Biotechnology Corporation, and Private PDS, now the Company’s wholly-owned subsidiary, changed its name to PDS Operating Corporation.  The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

In connection with the Merger, each share of Private PDS’s common stock outstanding immediately prior to the Merger was converted into 0.3262 shares (on a post-Reverse Stock Split basis) of the Company’s common stock.  As a result, the Company issued 3,573,760 shares of its common stock to the stockholders of Private PDS in exchange for all of the outstanding shares of common stock of Private PDS.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined balance sheet as of December 31, 2018, is presented as if the Merger had been completed on December 31, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, combines the audited historical statement of operations of Private PDS for its fiscal year ended December 31, 2018, with information from Edge’s audited consolidated statement of operations for its fiscal year ended December 31, 2018 and gives pro forma effect to the Merger as if it had been completed on January 1, 2018.

For accounting purposes, Private PDS is considered to be the accounting acquirer in the Merger because Private PDS’s stockholders owned approximately 70% of the shares of common stock of the combined company (the “Combined Company”) immediately following the closing of the Merger. As the accounting acquirer, Private PDS’s assets and liabilities continue to be recorded at their historical carrying amounts and the historical operations that will be reflected in the Company’s financial statements will be those of Private PDS. For the purpose of these unaudited pro forma condensed combined financial statements, management of Edge and Private PDS have determined a preliminary estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the Merger are at their estimated fair values. A final determination of these estimated fair values will be based on the actual net acquired assets of Edge as of the Merger closing date. The pro forma adjustments are preliminary and based on the estimated fair value of the net assets acquired and have been prepared to illustrate the estimated effect of the asset acquisition. To the extent there are significant changes to the Combined Company’s business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the purchase price adjustments recorded in these unaudited pro forma condensed combined financial statements are subject to further adjustment as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

All references in the unaudited pro forma condensed combined financial statements to the number of shares and per share amounts of the Company’s common stock have been retroactively restated to reflect completion of the Merger and the Reverse Stock Split.

(2)	Preliminary Purchase Price Allocation

The Company determined the preliminary purchase price of the merger for purposes of financial reporting as of the date of the merger and as presented in the Form 10-Q issued on May 14, 2019 in Note 3.  For the purposes of this pro-forma, the Company illustrates below a pro-forma purchase price if the merger occurred on December 31, 2018. The in-process research and development asset (“IPR&D”) that is recognized relates to Edge’s NEWTON 2 clinical trial for EG-1962 that has not reached technological feasibility.  The Company is actively looking to license out EG-1962 and has had preliminary discussions with third parties who are actively looking at the data of EG-1962. Accordingly, the IPR&D is capitalized as an indefinite-lived intangible asset and tested for impairment at least annually until it is determined that there is no future economic benefit from EG-1962. As a result of capitalizing the IPR&D, the Company recognized an indefinite life deferred tax liability. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The area of the preliminary purchase price allocation that is not yet finalized relates to the fair value of the IPR&D and the related deferred tax liability.  In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations any the excess of the fair value of the acquired net assets over the purchase price has been recognized as a bargain purchase gain in the condensed consolidated statement of operations.  Any change to the initial estimate of the IPR&D and the related deferred tax liability will be recognized as an adjustment to the bargain purchase gain.  The Company has reassessed whether all the assets acquired and the liabilities assumed have been identified and recognized in the preliminary purchase price allocation.

Pursuant to the Plan of Merger and Reorganization Agreement, as amended, Edge issued to Private PDS's stockholders a number of shares of Edge’s common stock representing approximately 70% of the outstanding shares of common stock of the Combined Company. The purchase price, which represents the consideration transferred to Edge’s stockholders in the Merger is calculated based on the number of shares of common stock of the Combined Company that Edge’s stockholders owned as of December 31, 2018, and consists of the following:

Number of shares of the Combined Company to be owned by Edge security holders	1,597,998
Multiplied by the price per share of Edge's common stock as of December 31, 2018	$6.42
Purchase price (in thousands)	$10,259.1

The pro-forma purchase price, which utilizes a December 31, 2018 stock price, differs from that of the Merger due to the stock price on the date of the Merger, March 15, 2019, being $9.87 compared to the $6.42 on December 31, 2019 used above.  The offset to this change is in the bargain purchase gain.

The allocation of the preliminary purchase price to the net assets of Edge, based on the fair values as of December 31, 2018, is as follows (in thousands):

Cash, cash equivalents and marketable securities	$33,019.6
Prepaid expense and other assets	1,575.5
Intangible assets-IPR&D	1,223.0
Accounts payable, accrued expenses, other liabilities	(6,813.1)
Net assets acquired	29,005.0
Less: estimated purchase price	10,259.1
Bargain purchase gain	$18,745.9

(3)	Unaudited Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant transactions of the Combined Company as a direct result of the merger, or for accounting purposes, the acquisition of Edge’s net assets by Private PDS. The pro forma adjustments reflecting the completion of the merger are based upon the conclusion that the merger should be accounted for as a business combination and upon the assumptions set forth below.

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

a	To reflect the estimated fair value of Edge's intangible assets acquired for in-process research and development related to EG-1962.
b	To reflect accrued liabilities that are assumed by PDS for severance and change in control obligations as of December 31, 2018.
c	To reflect additional liabilities for severance and change in control obligations through transaction closing.
d	Represents the elimination of the historical equity of Edge and recording the preliminary estimated purchase price and the bargain purchase gain.
e	To record the preliminary estimated purchase price as at December 31, 2018.
f	To record the preliminary bargain purchase gain as at December 31, 2018.
g	Represents the payments of severance and change in control obligations through closing of the transaction.
h	Represents conversion of promissory note upon closing of transaction.
i	To reclassify applicable ongoing restructuring expenses into general and administrative expense going forward and to eliminate costs previously incurred by the Company relating to the transaction.
j	Reflects the increase in the weighted average shares in connections with the issuance of common shares to finance the transaction. The table presents these pro forma share adjustments as follows:

For the Year Ended December 30, 2018
Weighted average shares outstanding	1,562,109
Issuance of additional shares to finance the transaction	3,733,365
Pro forma combined weighted average shares outstanding	5,295,474